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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITING FIRM

The Board of Directors
Tower Group, Inc.:

        We hereby consent to the use in the prospectus constituting part of this registration statement on Form S-4 of Tower Group, Inc. of our audit report dated September 15, 2008, relating to the consolidated financial statements of Hermitage Insurance Company and Subsidiary as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2007 and 2006 (successor) and for the periods January 1, 2005 through June 2, 2005 (predecessor) and June 3, 2005 through December 31, 2005 (successor). We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this registration statement.

/s/ Amper, Politziner & Mattia, LLP

September 29, 2008
Edison, New Jersey

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  Exhibit 23.4
CONSENT OF INDEPENDENT AUDITING FIRM